Exhibit 2.n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated June 1, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting of Gladstone Investment Corporation, which appear in such Registration Statement. We also consent to the references to us under headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
October 2, 2009